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                                                                     Exhibit 4.1
                                                                     -----------



                                 MATTEL, INC.


                       OFFICER'S CERTIFICATE PURSUANT TO
                 SECTIONS 2.2, 10.4 AND 10.5 OF THE INDENTURE
                 --------------------------------------------



          Each of Harry J. Pearce, Chief Financial Officer, and William Stavro, Senior Vice President and Treasurer, of Mattel, Inc., a Delaware corporation (the "Company"), having read the Indenture dated as of February 15, 1996 (the "Indenture"), between the Company and Chase Trust Company of California (formerly Chemical Trust Company of California), as Trustee, including Section
2.2 thereof, do hereby determine and certify pursuant to the authority vested in them by the Board of Directors of the Company (pursuant to resolutions duly adopted by the Board of Directors of the Company on August 21, 1997) as follows:

               (i) They hereby authorize and establish a Series of Securities to be issued under the Indenture entitled the Series C Medium-Term Note (the "Notes"), the terms and provisions of, and the form of notes representing, such Series to be determined and approved by the Chief Financial Officer and the Treasurer of the Company, which determination and approval are to be evidenced by an Officers' Certificate as contemplated by
     Section 2.2 of the Indenture;

               (ii) It is hereby determined that the terms and provisions of the Notes shall be as set forth in Annex A hereto and the forms of Notes shall be as set forth in Annex B and Annex C hereto;

               (iii) I have read the Indenture, including Section 2.2 thereof;

               (iv) In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether the conditions precedent provided for in the Indenture relating to the establishment of a Series of Securities (as defined in the Indenture) have been complied with; and

               (v) In my opinion, all conditions precedent provided for in the Indenture relating to the establishment of the Series of Notes have been complied with.
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          IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company this 12th day of November, 1997.


[SEAL]



                              By: /s/ Harry J. Pearce
                                  __________________________
                                  Harry J. Pearce
                                  Chief Financial Officer



                              By: /s/ William Stavro
                                  __________________________
                                  William Stavro
                                  Senior Vice President and Treasurer

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                                                                         ANNEX A
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          Except as otherwise provided in the forms of Fixed Rate Note and
Floating Rate Note included herewith, the terms of the Notes shall be as follows (terms defined in the Indenture or in the forms of Fixed Rate Note and Floating Rate Note included herewith and not otherwise defined herein are used herein as so defined):

               (1) A Series of Securities to be issued under the Indenture has been designated as the "Series C Medium-Term Notes" (such series is hereinafter referred to as the "Notes" and each individual obligation under such series, a "Note");

               (2) The Notes shall constitute part of a single Series of Securities under the Indenture, which Series is not limited in aggregate principal amount, but is limited in aggregate initial public offering price to $350,000,000;

               (3) The date(s) on which principal of each Note is payable shall be such date more than nine months from the date of issuance as is selected by the purchaser of such Note and agreed to by the Chairman of the Board, any President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company (the "Authorized Officers") at the time of issuance thereof, which date(s) shall be included in the form of such Note upon issuance thereof;

               (4) The rate or rates and, if applicable, the method used to determine the rate, at which each Note shall bear interest (which may not in any case exceed the maximum rate permitted under applicable law) shall be determined by the Authorized Officers at the time of issuance thereof, which rate or rates or method for establishing the rate shall be included in the form of such Note upon issuance thereof. Interest will accrue from the most recent date on which interest has been paid or duly provided for or if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal thereof has been paid or duly made available for payment (except as provided below). Interest will be payable on each Interest Payment Date, which shall be on May 15 and November 15 of each year with respect to Fixed Rate Notes and on a date or dates as specified in Floating Rate Notes, and at a maturity as specified in the Note. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name such
     Note is registered at the close of business on the Record Date for such Interest Payment date, which Record Date shall be the date 15 calendar days prior to each Interest Payment Date (whether or not a Business Day); provided, however, that interest payable on any Maturity Date (or any
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     redemption or repayment date) will be payable to the person to whom principal shall be payable. The first payment of interest on any Note issued between a Record Date and an Interest

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     Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the person in whose name such Note is registered on such next succeeding Record Date;

               (5) Payment of the principal of each Note, any premium and the interest due on any Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of such Note at the principal corporate trust office of the Trustee or at the office or agency of the Trustee maintained for that purpose in The City of New York, New York, or at such other paying agency as the Company may determine. Payment of the principal of and premium, if any, and interest on each Note will be made in the Specified Currency at the office or offices indicated in such Note; provided, however, that U.S. dollar payments of interest,
                   --------  -------
     other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If a Note is denominated in a Specified Currency other than U.S. dollars, payments of interest thereon will be made by wire transfer of immediately available funds to an account maintained by the holder thereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register;

               (6) Any Note may be redeemed or repurchased at the times and in the manner set forth in such Note at the time of issuance thereof, as determined and certified to the Trustee by the Authorized Officers;

               (7) The Company shall be obligated to redeem or purchase each Note pursuant to such sinking fund or analogous provisions (if any) or at the option of the Holder thereof (if provided by the terms of the Note), within such period or periods, at such price or prices and upon such other terms and conditions as are set forth in such Note at the time of issuance thereof, as determined and certified to the Trustee by the Authorized Officers;

               (8) The Notes shall be issued in registered form in denominations of $1,000 and integral multiples thereof and each Note will be represented by either a global

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     security registered in the name of a securities depository or a certificate issued in definitive form, as determined and set forth at the time of issuance thereof;

               (9) The principal of the Notes shall be payable upon declaration of acceleration of maturity pursuant to Section 6.2 of the Indenture, except that in the case of a Discount Security, the portion of the principal that shall be payable upon declaration of acceleration shall be such portion as is set forth in such Discount Note at the time of issuance thereof, as determined and certified to the Trustee by the Authorized Officers;

               (10) Unless specified otherwise in any Note, the currency of denomination of the Notes shall be the coin or currency of the United States of America that at the time of payment is legal tender for public and private debts;

               (11) Unless specified otherwise in any Note, principal of and interest on the Notes shall be payable in the coin or currency of the United States of America that at the time of payment is legal tender for public and private debts;

               (12) The manner in which the exchange rate used to calculate payment of principal of or interest on the Notes that are to be made in a Foreign Currency shall be as set forth in such Note at the time of issuance thereof, as determined and certified to the Trustee by the Authorized Officers;

               (13) The manner in which the amount of any payment of principal of or interest on any Note that is to be determined by reference to a commodity, commodity index, stock exchange index or financial index shall be as set forth in such Note at the time of issuance thereof, as determined and certified to the Trustee by the Authorized Officers;

               (14) Any other terms of the Notes, which shall not be inconsistent with the Indenture, shall be as set forth in such Note at the time of issuance thereof, as determined and certified to the Trustee by the Authorized Officers;

               (15) Fixed Rate Notes shall be in the form included herewith as Annex B, and Floating Rate Notes shall be in the form included herewith as Annex C hereto; and

               (16) Any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Notes, other than those appointed in the Indenture, will be such as are in the future appointed from time to time in accordance with the terms of the Indenture.

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